Exhibit 99.7

NOTICE OF GUARANTEED DELIVERY

FOR SUBSCRIPTION RIGHTS ISSUED BY

FIRST BANCORP.

This Notice of Guaranteed Delivery must be used to exercise the subscription rights (the “Subscription Rights”) pursuant to the rights offering (the “Rights Offering”) as described in the prospectus dated October   , 2011 (the “Prospectus”) of First BanCorp., a Puerto Rico corporation (the “Corporation”), if a holder of Subscription Rights cannot deliver the Rights Certificate and Subscription Form to BNY Mellon Shareowner Services before 5:00 p.m., New York City time, on          , 2011 (the “Expiration Date”). This Notice must be delivered by facsimile transmission, first class mail, or overnight delivery to BNY Mellon Shareowner Services and must be received by BNY Mellon Shareowner Services before 5:00 p.m., New York City time, on the Expiration Date.

Payment of the subscription price of $3.50 per share of the Corporation’s common stock subscribed for pursuant to the exercise of Subscription Rights must be received by BNY Mellon Shareowner Services in the manner specified in the Prospectus before 5:00 p.m., New York City time, on the Expiration Date even if the Subscription Form is being delivered pursuant to the Guaranteed Delivery Procedures hereunder.

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:
BNY Mellon Shareowner Services Attn: Corporate Action Department P.O. Box 3301 South Hackensack, New Jersey 07606
(For Eligible Institutions Only)
1-201-680-4626
Telephone Number for
Confirmation:
1-201-296-4860

Telephone Numbers for
Information Agent:
BNY Mellon Shareowner Services
1-866-415-9687 (Toll Free)
1-201-680-6579 (Collect)
BNY Mellon Shareowner Services Attn: Corporate Action Department, 27th Floor 480 Washington Boulevard Jersey City, New Jersey 07310

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of a Rights Certificate and Subscription Form representing           Subscription Rights and that the undersigned cannot deliver a Rights Certificate and Subscription Form to BNY Mellon Shareowner Services prior to the Expiration Date of the Rights Offering. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise Subscription Rights represented by the Rights Certificate and Subscription Form to subscribe for           shares of the Corporation’s common stock in the Rights Offering, subject to the conditions and limitations described further in the Prospectus.

The undersigned understands that payment of the full subscription price of $3.50 per share of common stock subscribed for in the Rights Offering must be received by BNY Mellon Shareowner Services before

5:00 p.m., New York City time, on the Expiration Date, and represents that such payment, in the aggregate amount of $[          ], either (check appropriate box):

☐  Is being delivered to BNY Mellon Shareowner Services herewith; or

☐	Has been delivered separately to BNY Mellon Shareowner Services in the manner set forth below (check appropriate box and complete the information relating thereto):

☐	Personal check drawn upon a U.S. bank (Payment by personal check will not be deemed to have been received by BNY Mellon Shareowner Services until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

☐	Cashier’s check drawn upon a U.S. bank

Name of maker:

Date of check or draft:

Check or draft number:

Bank on which check is drawn:

Name(s):	Signature(s):	Address(es):	Telephone No.:

GUARANTEE OF DELIVERY

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to BNY Mellon Shareowner Services the Rights Certificate and Subscription Form(s) representing the Subscription Rights being exercised hereby, with any required signature guarantee and any other required documents, by no later than three business days after the Expiration Date of the Rights Offering.

Dated:

(Address)	Name of Firm)

(Telephone Number)	(Authorized Signature)

The institution that completes this form must communicate the guarantee to BNY Mellon Shareowner Services and must deliver the Rights Certificate and Subscription Form to BNY Mellon Shareowner Services within three business days following the Expiration Date of the Rights Offering as described in the Prospectus. Failure to do so could result in a financial loss to such institution.

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